Exhibit 10.1

DIGITAL BRANDS GROUP, INC. 2023 STOCK PLAN

Section 1.PURPOSE OF PLAN

The purpose of this Stock Plan (“Plan”) of Digital Brands Group, Inc., a Delaware corporation (the “Company”), is to enable the Company to attract, retain and motivate its employees by providing for or increasing the proprietary interests of such employees in the Company, and to enable the Company and its subsidiaries to attract, retain and motivate nonemployee directors and further align their interests with those of the stockholders of the Company by providing for or increasing the proprietary interest of such directors in the Company.

Section 2.PERSONS ELIGIBLE UNDER PLAN

Each of the following persons (each, a “Participant”) shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder: (1) any employee of the Company or any of its subsidiaries, including any director who is also such an employee and (2) any director of the Company or any of its subsidiaries who is not also an employee of the Company or any of its subsidiaries (a “Nonemployee Director”).

Section 3.AWARDS

(a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves the issuance of shares of common stock of the Company (“Common Shares”). The entering into of any such arrangement is referred to herein as the “grant” of an “Award.”

(b). Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things

(i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares issuable pursuant to such Award, in whole or in part, by any one or more of the following:

(A) the delivery of cash; or

(B) the delivery of a non-recourse promissory note deemed acceptable by Committee.

(c) All grants of Awards of Common Shares shall be made at fair market value.

(d) All certificates evidencing Common Shares issued pursuant thereto shall bear any legend determined by the Board or the Committee (as defined below) to be necessary or appropriate.

Section 4.STOCK SUBJECT TO PLAN

At any time, the aggregate number of Common Shares issuable under this Plan shall not exceed 65,000 subject to adjustment as provided in Section 7 hereof.

Section 5.DURATION OF PLAN

No Awards shall be made under this Plan after December 31, 2023.

Section 6. ADMINISTRATION OF PLAN

(a) This Plan shall be administered by a committee (the “Committee”) of the Board of Directors of the Company (the “Board”) consisting of two or more directors, each of whom is an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended; and who otherwise comply with the requirements of Rule 16b-3; provided, however, that grants of Awards may, in the absence of action of the Committee, be made by the entire Board.

(b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

(i) adopt, amend and rescind rules and regulations relating to this Plan;

(ii) grant Awards to Participants and determine the terms and conditions thereof;

(iii) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof;

(iv) interpret and construe this Plan and the tenors and conditions of any Award granted hereunder; and

(v) certify in writing prior to payment of compensation that any other material terms of any Award were in fact satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made are treated as a written certification.

Section 7. ADJUSTMENTS

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares that may be acquired pursuant to Awards theretofore granted under this Plan and (ii) the maximum number and type of shares that may be issued pursuant to Awards thereafter granted under this Plan.

Section 8.AMENDMENT AND TERMINATION OF PLAN

The Board may amend or terminate this Plan at any time and in any manner, provided that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder with respect thereto.

Section 9.EFFECTIVE DATE OF PLAN

This Plan shall be effective as of September 10, 2023, the date upon which it was approved by the Board.

Section 10.GOVERNING LAW

This Plan and any Award granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to choice or conflict of law principals.